Exhibit 99.1

Jernigan Capital Reports Second Quarter Results

MEMPHIS, Tennessee, August 6, 2020 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP), an owner of self-storage facilities and a leading capital partner for self-storage entrepreneurs nationwide, today announced results for the quarter ended June 30, 2020.

Second Quarter Highlights include:

◾	Reported $(0.24) loss per share and adjusted earnings per share of $0.04

◾	Increased the number of wholly owned self-storage facilities on its balance sheet or in its SL1 Joint Venture from 29 to 37 through developer buyouts of eight development property investments including the Jacksonville 3, Raleigh, Louisville 2, Baltimore 1, Minneapolis 1, Minneapolis 2, Minneapolis 3 and Columbia development property investments.

Subsequent Events include:

◾	Entered into a definitive merger agreement with an affiliate of NexPoint Advisors, LLC (“NexPoint”), in an all-cash transaction valued at approximately $900 million, including debt and preferred stock to be assumed or refinanced. Under the terms of the merger agreement, holders of JCAP's common stock will receive $17.30 per share in cash. Jernigan Capital's Board of Directors has unanimously approved the transaction.

◾	Acquired 100% of the Class A membership units of the LLCs that own the New York City 2, Orlando 3 and Denver 1 development property investments. With these acquisitions, the Company now wholly owns 40 facilities on its balance sheet or in its SL1 Joint Venture, representing approximately 53% of its total portfolio by net rentable square feet.

◾	Received repayment of the Boston 3 development property investment totaling $2.9 million, one of the five previously announced forgone investments.

Financial Highlights

Total revenues for the quarter ended June 30, 2020 were $11.7 million representing an increase of $0.8 million, or 8%, over total revenues for the quarter ended June 30, 2019. Total interest income from investments for the three months ended June 30, 2020 was $6.8 million, a decrease of approximately $2.3 million, or 26%, from the three months ended June 30, 2019. The decrease is primarily attributable to a decrease in the principal amount of development loans and bridge loans outstanding as a result of the Company’s acquisitions of developer interests in 23 additional self-storage facilities. At the same time, rental revenue was $4.8 million for the three months ended June 30, 2020, an increase of $3.2 million, or 194%, over rental revenue of $1.6 million reported for the same period in 2019. This increase is the result of the Company’s acquisition of the developers’ interests in 23 facilities since April 1, 2020, along with increased property net operating income on existing real estate owned resulting from higher occupancy and rental rates.

For the first full quarter, the Company no longer incurred fees to its former external advisor, JCAP Advisor LLC, as a result of the Internalization transaction on February 20, 2020. Total general and administrative expenses for the three months ended June 30, 2020 were $3.5 million, a decrease of $1.0 million, or 22%, from the three months ended June 30, 2019 (which included $2.1 million of fees to manager). There was an increase in certain elements of general and administrative expenses primarily stemming from annual compensation increases and additional headcount. On a quarter over quarter basis (second quarter 2020 compared to first quarter 2020), total general and administrative expenses declined approximately 13%, from $4.0 million in the first quarter 2020 (which included $1.2 million of fees to manager) to $3.5 million in the second quarter 2020. Compensation and benefits included non-cash expense of stock-based compensation of $0.8 million for the three months ended June 30, 2020 and 2019.

The Company incurred a net unrealized gain on investments of $0.8 million for the three months ended June 30, 2020, compared to a net unrealized gain of $12.0 million for the comparable period in 2019. The decrease compared to prior year, is primarily driven by the fact that fewer properties have attained certificates of occupancy in 2020 and there has been an increased pace of acquisitions of developers’ interests since June 30, 2019. In addition, the reduction in the fair value increase was also driven by elongated economic stabilization timelines (i.e., slower physical lease-up and lower realized rates) of the majority of the underlying properties in the Company’s development investment portfolio caused primarily by the COVID-19 pandemic and the ongoing impact of new supply. Net unrealized gain on investments was $0.8 million in the second quarter of 2020 as compared to net unrealized loss on investments of $11.0 million in the first quarter of 2020, as values stabilized due to strong leasing activity in May and June following the initial onset of COVID-19 and a stabilizing of interest rate spreads.

Loss per share and adjusted earnings per share for the quarter ended June 30, 2020 were $(0.24) and $0.04, respectively. Net loss attributable to common stockholders for the quarter ended June 30, 2020 was $5.6 million, compared to $9.8 million net income attributable to common stockholders for the comparable quarter in 2019. The decrease is largely attributable to a year over year reduction in the net unrealized gain on investments carried at fair value, as previously discussed.

Capital Markets, Capital Recycling & Liquidity Update

On May 4, 2020 and May 6, 2020, the Company entered into a $100 million interest rate swap and a $100 million interest rate cap on the Company’s senior secured line of credit, respectively, locking in a maximum one-month LIBOR of 0.43% on $200 million of outstanding credit facility through March 24, 2023 (the maturity date of the credit facility). With these contracts in place, the Company has locked in a maximum cost of debt on $200 million of debt capital at approximately 3.1%, which it expects to decline as the assets constituting the borrowing base mature.

In July, the Company received full repayment of the Boston 3 development property investment totaling $2.9 million, one of the Company’s previously announced five forgone investments. The principal balance on the remaining four forgone investments is $14.0 million. The Company expects these loans to be fully repaid.

Dividends

On May 7, 2020, the Company declared cash and stock dividends on its Series A Preferred Stock. The cash dividend of $2.4 million was paid on July 15, 2020 to holders of record on July 1, 2020. A stock dividend of 2,125 shares of additional Series A Preferred Stock was issued on July 15, 2020 to holders of record on July 1, 2020 for an aggregate value of $2.1 million pursuant to the terms of the Stock Purchase Agreement.

On May 7, 2020, the Company declared a cash dividend on its Series B Preferred Stock. The cash dividend of $0.7 million was paid on July 15, 2020 to holders of record on July 1, 2020.

On May 7, 2020, the Company declared a dividend of $0.23 per common share. The dividend was paid on July 15, 2020 to common stockholders of record on July 1, 2020.

Per the definitive merger agreement with an affiliate of NexPoint Advisors, LLC announced on August 3, 2020, the Company will discontinue its regular quarterly dividends on its common stock.

Conference Call and Webcast Information

As a result of the announcement on August 3,2020 that the Company entered into a definitive merger agreement with an affiliate of NexPoint Advisors, LLC, the conference call originally scheduled for August 7, 2020 will no longer occur.

About Jernigan Capital, Inc.

Jernigan Capital is a New York Stock Exchange-listed real estate investment trust (NYSE: JCAP) that provides debt and equity capital to private developers, owners and operators of self-storage facilities with a view to eventual outright ownership of facilities the Company finances. The Company’s mission is to maximize shareholder value by accumulating a multi-billion dollar investment portfolio consisting of the newest, most attractive and best located self-storage facilities in the United States through a talented and experienced team demonstrating the highest levels of integrity, dedication, excellence and community.

About NexPoint Advisors, L.P.

NexPoint Advisors, L.P. ("NexPoint") is a registered investment adviser to a suite of funds and investment offerings, including a closed-end fund, a business development company, an interval fund, and various real estate vehicles. NexPoint is part of a multibillion-dollar global alternative investment platform. For more information visit www.nexpointgroup.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the duration, severity and impact of the COVID-19 pandemic and resulting economic downturn, the Company’s proposed merger with an affiliate NexPoint Advisors, LLC, fair value measurements, the Company’s ability to acquire its developers’ interests in additional properties, the Company’s management team’s views of the self-storage market generally, the Company’s ability to successfully source, structure, negotiate and close investments in and acquisitions of self-storage facilities, the market dynamics of the MSAs in which the Company’s investments are located, the Company’s ability to fund its outstanding future investment commitments, the Company’s ability to own and manage its real estate assets, the availability, and the terms and the Company’s rate of deployment of equity capital and its ability to increase the borrowing base and use the accordion feature of its credit facility. The ultimate occurrence of events and results referenced in these forward-looking statements is subject to known and unknown risks and uncertainties, many of which are beyond the Company’s control. These forward-looking statements are based upon the Company's present intentions and expectations, but the events and results referenced in these statements are not guaranteed to occur. The Company undertakes no duty or responsibility to publicly update or revise any forward-looking statement to reflect future events or circumstances or to reflect the occurrence of unexpected events. Investors should not place undue reliance upon forward-looking statements. For a discussion of these and other risks facing the Company’s business, see the information under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on form 10-Q, and those set forth in the Company’s other reports and information filed with the Securities and Exchange Commission (“SEC”), including the Company’s Current Report on Form 8-K filed with the SEC on August 3, 2020, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

Adjusted earnings (loss) is a non-GAAP measure and is defined as net income (loss) attributable to common stockholders plus stock dividends to preferred stockholders, stock-based compensation expense, net loss attributable to non-controlling interests, fees to Manager, depreciation and amortization on real estate assets, depreciation and amortization on SL1 Venture real estate assets, goodwill impairment loss and internalization expenses which are generally non-comparable and which represent expenses not substantially related to the Company’s ongoing business operations. Fees to manager have been included in Adjusted Earnings for all periods through December 31, 2019 as at that time they related to the Company’s then-ongoing business operations as an externally-managed company. For periods subsequent to December 31, 2019, Fees to manager are not included in Adjusted Earnings as they no longer relate to the Company’s ongoing business operations as an internally-managed company following the Internalization. The Company paid a prorated management fee to the Manager for the period during the first quarter of 2020 prior to the completion of the Internalization and will no longer pay management fees going forward. Management uses Adjusted earnings (loss) and Adjusted earnings (loss) per share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various equity-based payments (including stock dividends) and other items included in net income (loss) that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted earnings (loss) and Adjusted earnings (loss) per share may not be comparable to other key performance indicators reported by other REITs or real estate companies. Reconciliations of Adjusted earnings (loss) and Adjusted earnings (loss) per share to Net income (loss) attributable to common stockholders and Earnings (loss) per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings (Loss).”

Contact:

Jernigan Capital, Inc.

David Corak

(901) 567-9580

Investorrelations@jernigancapital.com

JERNIGAN CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	June 30, 2020	December 31, 2019
Assets:
Cash and cash equivalents	$15,459	$3,278
Self-Storage Investment Portfolio:
Development property investments at fair value	364,688	549,684
Self-storage real estate owned, net	467,950	230,844
Investment in and advances to self-storage real estate venture	6,096	11,247
Other loans, at cost	216	4,713
Deferred financing costs	7,389	4,154
Prepaid expenses and other assets	10,237	8,654
Fixed assets, net	137	203
Total assets	$872,172	$812,777

Liabilities:
Secured revolving credit facility	$230,000	$162,000
Term loans, net of unamortized costs	40,912	40,791
Due to Manager	—	3,164
Accounts payable, accrued expenses and other liabilities	10,727	4,817
Dividends payable	11,029	13,131
Total liabilities	292,668	223,903

Equity:
7.00% Series A preferred stock, $0.01 par value, 300,000 shares authorized; 137,750 and 133,500 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively, at liquidation preference of $137.8 million and $133.5 million, net of offering costs, respectively	134,887	130,637
7.00% Series B cumulative redeemable perpetual preferred stock, $0.01 par value, 3,750,000 shares authorized; 1,571,734 shares issued and outstanding as of June 30, 2020 and December 31, 2019, at liquidation preference of $39.3 million, net of offering costs	37,298	37,298
Common stock, $0.01 par value, 500,000,000 shares authorized at June 30, 2020 and December 31, 2019; 23,263,130 and 22,423,283 issued and outstanding at June 30, 2020 and December 31, 2019, respectively	232	224
Additional paid-in capital	450,745	426,129
Accumulated deficit	(79,354)	(5,021)
Accumulated other comprehensive income (loss)	(1,268)	(393)
Total Jernigan Capital, Inc. stockholders' equity	542,540	588,874
Non-controlling interests	36,964	—
Total equity	579,504	588,874
Total liabilities and equity	$872,172	$812,777

JERNIGAN CAPITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Interest income from investments	$6,806	$9,150	$14,564	$17,362
Rental and other property-related income from real estate owned	4,817	1,638	8,695	3,087
Other revenues	44	44	105	267
Total revenues	11,667	10,832	23,364	20,716

Costs and expenses:
General and administrative expenses	3,462	2,373	6,226	4,136
Fees to Manager	—	2,069	1,230	4,072
Property operating expenses of real estate owned	2,626	786	4,673	1,549
Depreciation and amortization of real estate owned	4,320	1,090	7,904	2,119
Goodwill impairment loss	—	—	4,738	—
Internalization expenses	5	—	37,788	—
Total costs and expenses	10,413	6,318	62,559	11,876

Operating income (loss)	1,254	4,514	(39,195)	8,840

Other income (expense):
Equity in earnings (losses) from unconsolidated real estate venture	12	85	(154)	242
Net unrealized gain (loss) on investments	791	12,043	(10,170)	20,873
Interest expense	(3,067)	(1,776)	(6,279)	(2,989)
Other interest income	17	8	23	21
Total other income (loss)	(2,247)	10,360	(16,580)	18,147
Net income (loss)	$(993)	$14,874	$(55,775)	$26,987
Net income attributable to preferred stockholders	(5,245)	(5,094)	(10,451)	(10,126)
Less: Net loss attributable to non-controlling interests	652	—	2,598	—
Net income (loss) attributable to common stockholders	$(5,586)	$9,780	$(63,628)	$16,861

Basic earnings (loss) per share attributable to common stockholders	$(0.24)	$0.46	$(2.77)	$0.81
Diluted earnings (loss) per share attributable to common stockholders	$(0.24)	$0.46	$(2.77)	$0.81

Dividends declared per share of common stock	$0.23	$0.35	$0.46	$0.70

JERNIGAN CAPITAL, INC.
CALCULATION OF ADJUSTED EARNINGS (LOSS)
(in thousands, except share and per share data)
(unaudited)

	Three months ended
	June 30, 2020	June 30, 2019
Net income (loss) attributable to common stockholders	$(5,586)	$9,780
Plus: stock dividends to preferred stockholders	2,125	2,125
Plus: stock-based compensation	814	719
Plus: net loss attributable to non-controlling interests	(652)	—
Plus: depreciation and amortization on real estate assets	4,320	1,090
Plus: depreciation and amortization on SL1 Venture real estate assets	48	82
Plus: internalization expenses	5	—
Adjusted Earnings	$1,074	$13,796

Adjusted Earnings per share attributable to common stockholders – diluted	$0.04	$0.65

Weighted average shares of common stock and units outstanding – diluted	24,951,684	21,387,462

	Six months ended
	June 30, 2020	June 30, 2019
Net income (loss) attributable to common stockholders	$(63,628)	$16,861
Plus: stock dividends to preferred stockholders	4,250	4,250
Plus: stock-based compensation	1,421	1,047
Plus: net loss attributable to non-controlling interests	(2,598)	—
Plus: fees to Manager	1,230	—
Plus: depreciation and amortization on real estate assets	7,904	2,119
Plus: depreciation and amortization on SL1 Venture real estate assets	111	137
Plus: goodwill impairment loss	4,738	—
Plus: internalization expenses	37,788	—
Adjusted Earnings (loss)	$(8,784)	$24,414

Adjusted Earnings (loss) per share attributable to common stockholders – diluted	$(0.36)	$1.17

Weighted average shares of common stock and units outstanding – diluted	24,389,820	20,923,865

JERNIGAN CAPITAL, INC.
CALCULATION OF EARNINGS (LOSS) PER SHARE AND ADJUSTED EARNINGS (LOSS) PER SHARE
(in thousands, except share and per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Shares outstanding:
Weighted average common shares - basic	23,069,783	21,185,484	23,021,405	20,743,971
Effect of dilutive securities(1)	—	201,978	—	179,894
Weighted average common shares	23,069,783	21,387,462	23,021,405	20,923,865

Calculation of Earnings per Share - basic
Net income (loss)	$(993)	$14,874	$(55,775)	$26,987
Less:
Net income allocated to preferred stockholders	5,245	5,094	10,451	10,126
Net loss attributable to non-controlling interest	(652)	—	(2,598)	—
Net income allocated to unvested restricted shares (2)	—	92	—	145
Dividends declared on unvested restricted shares	35	n/a	92	n/a
Net income (loss) attributable to common shareholders, adjusted	$(5,621)	$9,688	$(63,720)	$16,716

Weighted average common shares - basic	23,069,783	21,185,484	23,021,405	20,743,971
Earnings (loss) per share - basic	$(0.24)	$0.46	$(2.77)	$0.81

Calculation of Earnings per Share - diluted
Net income (loss)	$(993)	$14,874	$(55,775)	$26,987
Less:
Net income allocated to preferred stockholders	5,245	5,094	10,451	10,126
Net loss attributable to non-controlling interest	(652)	—	(2,598)	—
Dividends declared on unvested restricted shares	35	n/a	92	n/a
Net income (loss) attributable to common shareholders, adjusted	$(5,621)	$9,780	$(63,720)	$16,861

Weighted average common shares - diluted(1)	23,069,783	21,387,462	23,021,405	20,923,865
Earnings (loss) per share - diluted	$(0.24)	$0.46	$(2.77)	$0.81

Calculation of Adjusted Earnings per Share - basic
Adjusted Earnings (loss)	$1,074	$13,796	$(8,784)	$24,414
Less:
Adjusted Earnings allocated to unvested restricted shares (3)	8	130	—	210
Dividends declared on unvested restricted shares	—	n/a	92	n/a
Adjusted Earnings (loss) attributable to common stockholders – two-class method	$1,066	$13,666	$(8,876)	$24,204

Weighted average common shares and OC units – basic(4)	24,951,684	21,185,484	24,389,820	20,743,971
Adjusted Earnings (loss) per share – basic	$0.04	$0.65	$(0.36)	$1.17

Calculation of Adjusted Earnings per Share - diluted
Adjusted Earnings (loss) attributable to common stockholders – two-class method	$1,066	$13,796	$(8,784)	$24,414

Weighted average common shares and OC Units – diluted(4)	24,951,684	21,387,462	24,389,820	20,923,865
Adjusted Earnings (loss) per share – diluted	$0.04	$0.65	$(0.36)	$1.17

(1)	Diluted earnings per share is calculated on the more dilutive of the treasury stock method or two-class method. For the three and six months ended June 30, 2020, 1,881,901 OC Units and 1,368,415 OC Units respectively as well as their related losses were excluded from the calculation of diluted shares as they are not dilutive. 199,042 and 215,937 unvested restricted shares for the three and six months ended June 30, 2020, respectively were also excluded as they are not dilutive.

(2)	Unvested restricted shares of common stock with vesting based on service participate in dividends with unrestricted shares of common stock on a 1:1 basis and thus are considered participating securities under the two-class method for the three and six months ended June 30, 2020 and 2019. Under the two-class method, losses are not allocated to participating securities, therefore no loss was allocated to unvested restricted shares for the three and six months ended June 30, 2020.
(3)	Unvested restricted shares of common stock with vesting based on service participate in dividends with unrestricted shares of common stock on a 1:1 basis and thus are considered participating securities under the two-class method for the three months ended June 30, 2020 and 2019. Under the two-class method, losses are not allocated to participating securities, therefore no loss was allocated to unvested restricted shares for the six months ended June 30, 2020.
(4)	For the three months and six months ended June 30, 2020, includes 1,881,901 OC Units and 1,368,415 OC Units respectively.